      Exhibit A
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NEES GLOBAL, INC.
Consolidated Balance Sheet
September 30, 1999
(Unaudited, Subject to Adjustment)
(thousands of dollars)
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
ASSETS
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Current assets:
     Cash      $  494
     Accounts receivable     159
     Other current assets     19
                    ------
               Total current assets     672
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Investments at cost:
     Separation Technologies, Inc.     1,000
     Nexus, Inc.     2,150
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               Total investments     3,150
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Note receivable     4,000
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Total assets     $7,822
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LIABILITIES AND PARENT COMPANY'S INVESTMENT
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Current liabilities:
     Accounts payable     $   65
     Accrued taxes     3,613
                    ------
               Total current liabilities     3,678


Deferred credits and other liabilities     11
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Parent company's investment
     Subordinated notes payable to parent      8,352
     Common stock, par value $1 per share     1
     Other paid-in capital     4,353
     Accumulated deficit     (8,573)
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               Total parent company's investment     4,133
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Total liabilities and parent company's investment     $7,822
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